EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 2008, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Kana Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ Burr, Pilger & Mayer LLP

San Jose, California
May 15, 2008